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                                 EXHIBIT 10.12

                                 DESCRIPTION OF
                      EXECUTIVE LONG-TERM DISABILITY PLAN
                             RALCORP HOLDINGS, INC.



The Executive Disability Plan may provide monthly disability benefits to certain key employees.

Eligibility

The CEO or any Corporate or Executive Vice President of the Company or its operating subsidiaries.

Any other person selected by Nominating and Compensation Committee or the CEO.

Must participate, at their own expense, in the Company's Long-Term Disability Plan.

Benefits

The monthly benefits that a Participant would have received under the Company's Long-Term Disability Plan, if the Participant's monthly benefit under such plan was not capped at $5,000 per month.

Monthly Benefit payable upon find of total disability under the Company's Long-Term Disability Plan.

Payable until death, age 65 or until no longer disabled.

Funding

No funding provision - benefits payable from the Company's general assets.